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                                  EXHIBIT 10.15

                            Stock Purchase Agreement
                            ------------------------

         THIS AGREEMENT, is entered into as of December 31, 2001, among GENE MCGREVIN (hereinafter referred to as "Seller" or "McGrevin"), ISOLYSER COMPANY, INC., a Georgia corporation ("Isolyser"), and MICHAEL MABRY, MARTY PAUGH and MING TANG (collectively, the "Other Shareholders") (Isolyser and the Other Shareholders are herein sometimes collectively called the "Purchasers"), and GLOBAL RESOURCES, INC., a Georgia corporation ("GRI").

                                R E C I T A L S:

         R-1.     Subject to the terms and conditions of this Agreement,
McGrevin desires to resign as a director of GRI and transfer all of his shares of GRI to the Purchasers so that the outstanding shares of GRI shall be owned as follows:

Shareholder     McGrevin Transfer      Shares Owned     Percentage Shares Owned
-----------     -----------------      ------------     -----------------------
  Isolyser            950.00             1,950.00              19.5%
   Mabry               18.75             3,018.75              30.1875%
   Paugh               12.50             2,012.50              20.125%
    Tang               18.75             3,018.75              30.1875%

         R-2.     Subject to the terms and conditions of this Agreement,
Isolyser desires to release McGrevin from his obligations under that certain Unconditional Personal Guaranty (the "Guaranty") dated as of June 1, 2000 by McGrevin and the Other Shareholders in favor of Isolyser with respect to that certain Promissory Note dated June 1, 2000 (the "Note") in the principal base amount of $200,000 made by GRI to the order of Isolyser.

         NOW, THEREFORE, in consideration of the foregoing and recitals, the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.       Sale and Purchase. As set forth in this Agreement, Seller
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agrees to sell, assign and transfer to Purchasers the 1,000 shares (the
"Shares") of common stock of GRI owned by Seller in the respective amount set forth in Recital R-1 of this Agreement.

         2.       Seller's Representations. Seller hereby represents, warrants
                  ------------------------
and agrees as follows:

                  (a) Seller is the beneficial owner of the Shares with good title to the Shares, free and clear of all claims, liens and encumbrances, and Seller has the full legal right, power and authority to sell, assign and transfer the Shares as set forth in this Agreement.

                  (b) Except as set forth in this Agreement, the Seller has not been induced to sell the Shares based upon any representation or warranty and Seller recognizes that these Shares may increase in value in the future.

         3.       Purchaser's Representations. Purchaser, represents, warrants
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and agrees that Purchasers' respective acquisition of a portion of the Shares has not been made based upon any representation made by Seller or any other party.

         4.       Actions With Respect to GRI. McGrevin hereby resigns a
                  ---------------------------
director of GRI. With respect to that certain Shareholders Agreement dated as of May 26, 2000 ("Shareholders Agreement") among

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GRI, the Seller and the Purchasers, the restrictions on transfer set forth in
Section 1 of such Shareholders Agreement are hereby waived to effect the purposes of this Agreement and the number of directors provided for in Section 4 of the Shareholders Agreement is reduced from five (5) to four (4).

         5.       Release from Guaranty. Isolyser releases McGrevin from his
                  ---------------------
obligations under the Guaranty and covenants not to sue or otherwise take any action against McGrevin with respect to any of the terms and provisions of such Guaranty.

         6.       Modification of Guaranty and Note. The Other Shareholders
                  ---------------------------------
ratify and confirm their respective obligations under the Guaranty including, without limitation, their joint and several liability under the Guaranty, and further acknowledge as among themselves that their respective contribution obligations set forth in Section 6 of the Shareholders Agreement shall be determined by reference to the number of shares of GRI collectively owned by them after the transfers herein contemplated. GRI ratifies the terms and provisions of the Note.

         7.       Miscellaneous. All agreements, representations, warranties and
                  -------------
acknowledgments contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This document embodies the entire agreement and understanding between the parties hereto concerning the subject matter hereof. This Agreement may be executed in counterparts, all of which when taken together will constitute one and the same agreement. Except as modified and amended hereby, the Shareholders Agreement is hereby ratified and adopted by Isolyser, the Other Shareholders and GRI.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                  ---------------------------------------------
                                  Gene McGrevin

                                  Isolyser Company, Inc.

                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------


                                  ---------------------------------------------
                                  Michael Mabry


                                  ---------------------------------------------
                                  Marty Paugh


                                  ---------------------------------------------
                                  Ming Tang

                                  Global Resources, Inc.

                                  By:
                                     ------------------------------------------
                                  Its:
                                      -----------------------------------------